Exhibit 23.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Nasdaq, Inc. of our report dated August 15, 2023, relating to the consolidated financial statements of Adenza Holdings, Inc., appearing in Nasdaq, Inc.’s Current Report on Form 8-K/A filed January 17, 2024.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, P.C.

New York, New York

April 30, 2024